UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2019
CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the compensation committee (the “Committee”) of the board of directors (the “Board”) of CTI BioPharma Corp. (the “Company”) approved certain compensation matters for the Company’s executive officers, including the 2018 non-equity incentive payments, 2019 base salaries and stock option grants as set forth in the table below. For additional information, please see the section captioned “Executive Compensation—Compensation Discussion and Analysis” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange on March 30, 2018.

Name	Title	2018 Non-Equity Incentive Payment	2019 Base Salary(1)	Option Grant (in shares)
Adam R. Craig, M.D., Ph.D.	President and Chief Executive Officer	$311,575	$600,000	1,300,000(2)
Bruce J. Seeley	Executive Vice President, Chief Operating Officer	164,000	422,300	400,000
David H. Kirske	Executive Vice President, Chief Financial Officer and Secretary	122,500	360,500	500,000

(1)	The 2019 base salary figures are effective as of February 19, 2019.

(2)
The grant of options to Dr. Craig is contingent upon the Company obtaining stockholder approval of a proposed increase to the number of shares issuable under the Company’s Amended and Restated 2017 Equity Incentive Plan (the “Proposed Plan Increase”). The Company intends to seek stockholder approval of the Proposed Plan Increase at its 2019 annual general meeting of stockholders.

The options granted to Messrs. Seeley and Kirske have an exercise price equal to $0.9489, the closing price per share of the Company’s common stock as reported on The Nasdaq Stock Market LLC (“Nasdaq”) on February 19, 2019. If stockholder approval of the Proposed Plan Increase is obtained, the options granted to Dr. Craig will have an exercise price equal to the closing price per share of the Company’s common stock as reported on Nasdaq on the date on which such approval is obtained. 1/3rd of the shares underlying each option, including the options to be granted to Dr. Craig, will vest on February 19, 2020, and 1/3rd of the shares underlying each option will vest annually thereafter, such that all of the shares subject to each option will be vested and exercisable on February 19, 2022, subject to each executive continuing to be a service provider through each such date.

For 2019, Dr. Craig and Messrs. Seeley and Kirske are eligible to receive non-equity incentive payments of up to 60%, 40% and 40%, respectively, of their base salary. Each of the foregoing non-equity incentive payments is based solely on achievement of corporate goals, with the weighting of individual corporate goals varied for each executive officer as determined by the Board or the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: February 22, 2019	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer